Exhibit 10.4

Ralph Brier
Gig Harbor. WA

Dear Ralph:

Re: Compensation Package

As we discussed. Visualant would like you to be its CEO for which it can offer the following compensation package.

o 300,000 options to purchase stock at US $0.10 per share until August 15, 2009, vesting at the rate of 25,000 options at the beginning of each quarter commencing August 15, 2004.
o 200,000 options to purchase stock at US $0.10 per share which wi11 be granted upon the successful achievement of mutually acceptable, to be determined, management objectives.
o US$5,000.00 per month from August 15, 2004 to November 15, 2004, payable as a retainer in advance.
o US$4,000.00 per month incentive to be paid in arrears between August 15, 2004 and November 15, 2004, upon the achievement of mutually agreed upon management objectives.
o    US$12,500.00 per month once the major financing has been secured.
o    Cash bonus to be negotiated based upon performance targets.
o    Benefits which are appropriate for the position.

Please sign and return a copy of this letter to acknowledge your agreement.

Yours very truly,

/s/ Ronald P. Erickson
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Ronald P. Erickson
Chairman


Accepted and agreed.

/s/ Ralph Brier
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Ralph Brier